UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2024

Core Scientific, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40046	86-1243837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

838 Walker Road, Suite 21-2105 Dover, Delaware	19904
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 402-5233

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	CORZ	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $6.81 per share	CORZW	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $0.01 per share	CORZZ	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note:

On January 23, 2024, Core Scientific, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) reporting, among other things, the Company’s emergence from bankruptcy. This Amendment No. 1 on Form 8-K/A is being filed by the Company in order to (i) file certain exhibits with the Securities and Exchange Commission, (ii) supplement certain disclosure in the Original Form 8-K and (iii) correct typographical errors included in the Original Form 8-K.

As previously disclosed, on December 21, 2022, the Company and certain of its affiliates (collectively, the “Debtors”) filed voluntary petitions (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). On January 15, 2024, the Debtors filed with the Bankruptcy Court the Fourth Amended Joint Chapter 11 Plan of Core Scientific, Inc. and its Affiliated Debtors (with Technical Modifications) (the “Plan”), and on January 16, 2024, the Bankruptcy Court entered an order confirming the Plan (the “Confirmation Order”). The Plan and Confirmation Order were previously filed as Exhibits 99.1 and 2.1, respectively, to the Company’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on January 16, 2024, and are hereby incorporated by reference as Exhibits 99.1 and 2.1 to this Current Report on Form 8-K, respectively. Additional information about the Chapter 11 Cases, including access to Court documents, is available online at cases.stretto.com/CoreScientific/, a website administered by Stretto, Inc., a third-party bankruptcy claims and noticing agent. The information on this web site is not incorporated by reference into, and does not constitute part of, this Form 8-K.

On January 23, 2024, (the “Effective Date”), the Plan became effective in accordance with its terms and the Debtors emerged from the Chapter 11 Cases. On the Effective Date, in connection with the effectiveness of, and pursuant to the terms of, the Plan and the Confirmation Order, the Company’s common stock outstanding immediately before the Effective Date was canceled and is of no further force or effect, and the new organizational documents of the Company became effective, authorizing the issuance of shares of common stock, par value $0.00001 per share (the “New Common Stock”). In accordance with the foregoing, on the Effective Date, the Company, as reorganized on the Effective Date and in accordance with the Plan, issued the: (i) New Common Stock, (ii) Warrants, (iii) CVRs, (iv) Secured Convertible Notes, (v) Secured Notes and (vi) the GUC CVRs (each, as defined below). Such securities, rights, or interests were issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) provided by section 1145 of the Bankruptcy Code.

Capitalized terms used but not otherwise defined in this Current Report on Form 8-K have the meanings ascribed to them in the Plan.

Item 1.01	Entry into a Material Definitive Agreement.

Exit Credit Agreement

On the Effective Date, under the terms of the Plan, the Company entered into a credit and guaranty agreement, dated as of January 23, 2024 (the “Exit Credit Agreement”), by and among the Company, as borrower, the guarantors named therein, the lenders party thereto and Wilmington Trust, National Association, as administrative agent and collateral agent, consisting of an $80 million first-lien credit facility with certain holders of the Company’s April Convertible Notes and August Convertible Notes (in such capacity, the “Exit Lenders”) equal to (i) a $40 million term loan comprised of (x) a $20 million initial term loan and (y) a $20 million delayed-draw term loan and (ii) a $40 million roll-up of the outstanding balance of the April Convertible Notes and August Convertible Notes (the “Exit Facility”). The Exit Facility will mature on January 23, 2027.

From the Effective Date, cash borrowings under the Exit Facility bear interest at 9.0% per annum, payable on the first business day of each Fiscal Quarter (as defined in the Exit Credit Agreement), commencing on April 1, 2024. The Exit Facility amortizes in equal quarterly installments of $1.25 million beginning on January 1, 2026. Upon the occurrence and during the continuance of an Event of Default (as such term is defined in the Exit Credit Agreement), the obligations under the Exit Facility shall automatically bear interest at a rate equal to an additional 2.0% per annum over the rate otherwise applicable, with such interest being payable in cash on each interest payment date (unless the administrative agent demands prior payment).

Obligations under the Exit Credit Agreement are secured by a valid and perfected lien and security interest on substantially all assets and property of the Company and the guarantors thereof, including a first-priority lien on all new, unencumbered miner equipment purchased by the Company or any subsidiary thereof other than the following, which are each secured by a second priority lien on, (i) Equipment Priority Collateral (as defined below) and (ii) future financed equipment. Obligations under the Exit Credit Agreement are guaranteed by all direct and indirect subsidiaries of the Company.

The Exit Facility provides for affirmative, negative and financial covenants, that, among other things, limit the ability of the Company and, in certain cases, certain of the Company’s subsidiaries, to incur more indebtedness; pay dividends, redeem stock or make other distributions; make investments; grant or permit certain liens; transfer or sell assets; merge or consolidate; and enter into certain transactions with our affiliates. The Exit Facility also imposes financial maintenance covenants in the form of a maximum leverage ratio and minimum liquidity requirements. The Exit Facility contains certain events of default, including, without limitation, nonpayment of principal, nonpayment of interest, fees or other obligations after three business days, bankruptcy events of the Company or any of its subsidiaries and certain changes of control.

The foregoing description of the Exit Facility and Exit Credit Agreement is intended to be a summary only and is qualified in its entirety by references to the full text of the Exit Credit Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.3 and is incorporated by reference herein.

Miner Equipment Lender Agreements

On the Effective Date, under the terms of the Plan, the Company entered into separate New Miner Equipment Lender Agreements (Election 2) with each Holder of an Allowed Miner Equipment Lender Secured Claim that is a

Settling Miner Equipment Lender that elected on its Ballot (as defined in the RSA) to receive and is receiving the Miner Equipment Lender Treatment Election 2 (the “Election 2 Miner Equipment Facility Lenders”), in each case, in the principal amount of eighty percent (80%) of each applicable Holders’ Allowed Miner Equipment Lender Claim as of the Effective Date (the “Miner Equipment Lender Facility”).

The maturity date on the Miner Equipment Lender Facility is January 23, 2029. Loans issued under the Miner Equipment Lender Facility shall accrue interest (1) from the Effective Date to and including the second anniversary of the Effective Date, (x) if the Company does not deliver an Election Notice (as defined below), at a rate of 13.0% per annum and shall be payable 3.0% in cash interest and 10.0% paid-in-kind, and (y) if the Company delivers a written notice to the Election 2 Miner Equipment Facility Lenders five (5) business days prior to the due date of any interest payment during this period (an “Election Notice”), the Company may elect to have interest accrue at either (a) 12.0% per annum, payable 5.0% in cash and 7.0% paid-in-kind or (ii) 8.0% per annum, payable in cash and (2) following the second anniversary of the Effective Date, at a rate of 10.0% per annum, payable in cash. Upon the occurrence and during the continuance of an Event of Default (as such term is defined in the New Miner Equipment Lender Agreements (Election 2)), the obligations under the Miner Equipment Lender Facility may, at the option of the Election 2 Miner Equipment Facility Lenders, accrue interest at a rate equal to an additional 2.0% per annum over the rate otherwise applicable, with such interest being payable in cash on demand.

Loans issued under the Miner Equipment Lender Facility are secured by a first-priority, duly-perfected and validly enforceable lien on (i) the collateral securing each Election 2 Miner Equipment Facility Lenders’ existing equipment loan/lease and (ii) new, non-financed miners acquired by the Company after the Effective Date, in an aggregate amount of up to $18,204,559 (collectively, the “Equipment Priority Collateral”).

On the Effective Date, under the terms of the Plan, each Miner Equipment Facility Lender entered into a separate intercreditor agreement with the Secured Convertible Notes Agent (as defined below), the Secured Notes Agent (as defined below) and the Exit Agent with respect to the Equipment Priority Collateral.

The Miner Equipment Lender Facility contains customary covenants, representations and warranties.

The foregoing description of the Miner Equipment Lender Facility and the New Miner Equipment Lender Agreements (Election 2) is intended to be a summary only and is qualified in its entirety by reference to the full text of the New Miner Equipment Lender Agreements (Election 2), which are attached to this Current Report on Form 8-K as Exhibits 10.4 and 10.5 and are incorporated herein by reference.

Secured Convertible Notes Indenture

On the Effective Date, under the terms of the Plan, the Company issued $260.0 million aggregate principal amount of secured convertible notes due 2029 (the “Secured Convertible Notes”) pursuant to a secured convertible notes indenture (the “Secured Convertible Notes Indenture”) among (i) Core Scientific, Inc., as the issuer, (ii) the guarantors party thereto and (iii) Wilmington Trust, National Association, as trustee and as collateral agent for the Secured Convertible Notes (in such capacity, the “Secured Convertible Notes Agent”). The Secured Convertible Notes were issued to holders of the Company’s April Convertible Notes and August Convertible Notes.

The maturity date of the Secured Convertible Notes is January 23, 2029. The Secured Convertible Notes bear interest payable quarterly on March 15, June 15, September 15 and December 15, beginning on June 15, 2024, at the Company’s option, (i) in cash at a rate of 10% per annum, or (ii) in cash at a rate of 6% of per annum and in stock at a rate of 6% of per annum (the “Cash/PIK Interest”); provided that the payable-in-stock portion of the Cash/PIK Interest is payable in New Common Stock using a price equal to the volume weighted average price of the New Common Stock for the 20-consecutive trading day period immediately preceding the date that is three business days prior to the applicable interest payment date.

The Secured Convertible Notes are secured by a valid and perfected third lien and security interest on substantially all assets of the Company and the guarantors thereof, and which liens are junior in priority to liens securing the Exit Facility and Secured Notes and are subject to the terms of the New Intercreditor Agreement. The Secured Convertible Notes are guaranteed by all direct and indirect subsidiaries of the Company.

Upon the occurrence of a Fundamental Change (as such term is defined in the Secured Convertible Notes Indenture), the holders of the Secured Convertible Notes have the right to require the Company to purchase all or any portion of such holder’s Secured Convertible Notes at the principal amount thereof plus accrued interest to the repurchase date. Holders may elect to convert the Secured Convertible Notes into shares of New Common Stock at any time prior to maturity at an initial conversion rate of 171.48 shares of New Common Stock per $1,000 principal amount of Secured Convertible Notes (equal to a conversion price of $5.8317 per share of New Common Stock), which the Company may deliver in cash, New Common Stock or a combination thereof. The conversion price is subject to anti-dilution adjustments upon (among other triggering events) the occurrence of certain dilutive transactions, including share dividends, splits, combinations and reclassification. The Secured Convertible Notes also automatically convert into New Common Stock if the volume weighted average price for each day for any 20 consecutive trading days is greater than or equal to 133.6% of the as-adjusted conversion price.

The Secured Convertible Notes Indenture contains affirmative and negative covenants consistent with those in the Exit Facility and the Secured Notes Indenture that, among other things, limit the ability of the Company and, in certain cases, certain of the Company’s subsidiaries to incur more indebtedness; pay dividends, redeem stock or make other distributions; make investments; grant or permit certain liens; transfer or sell assets; merge or consolidate; and enter into certain transactions with its affiliates. The Secured Convertible Notes Indenture contains certain events of default, including, without limitation, nonpayment of principal, nonpayment of interest, fees or other obligations after three business days, and bankruptcy events of the Company or any of its subsidiaries.

The foregoing description of the Secured Convertible Notes Indenture is intended to be a summary only and is qualified in its entirety by reference to the full text of the Secured Convertible Notes Indenture, which is attached to this Current Report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference.

Secured Notes Indenture

On the Effective Date, under the terms of the Plan, the Company issued $150.0 million aggregate principal amount of senior secured notes due 2028 (the “Secured Notes”) pursuant to a secured notes indenture (the “Secured Notes Indenture”) among (i) the Company, as the issuer, (ii) the guarantors named therein and (iii) Wilmington Trust, National Association, as trustee and collateral agent (the “Secured Notes Agent”).

The maturity date of the Secured Notes is January 23, 2028. The Secured Notes bear interest at a rate of 12.5% per annum, payable on March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2024. There is no amortization on the New Secured Notes prior to maturity.

The Secured Notes are secured by a valid and perfected second lien and security interest on substantially all assets of the Company and the guarantors thereof, which liens are junior in priority to liens securing the Exit Facility and are subject to the terms of the New Intercreditor Agreement. The Secured Notes are guaranteed by all direct and indirect subsidiaries of the Company.

The Company is entitled to prepay the notes prior to maturity. If the notes are prepaid after the first year (including in the event that the notes are accelerated), or if the notes are not paid when due at the stated maturity, the Company is required to pay a premium on the outstanding principal amount equal to: (a) 1.00% of the aggregate principal amount of the notes then outstanding, if the notes are prepaid on or after the first anniversary of the Issue Date (as such term is defined in the Secured Notes Indenture) and prior to the second anniversary of the Issue Date, (b) 2.00% of the aggregate principal amount of the notes then outstanding, if the notes are prepaid on or after the second anniversary of the Issue Date and prior to the third anniversary of the Issue Date and (c) 3.00% of the aggregate principal amount of the notes then outstanding, if the notes are prepaid on or after the third anniversary of the Issue Date or if the notes are not paid when due at maturity, in each case whether such payment is made before or after an event of default or an acceleration (including any acceleration as a result of an insolvency proceeding) of all or part of the notes. No prepayment premium shall be applicable in connection with any prepayment, repayment or refinancing that occurs prior to the first anniversary of the Issue Date.

The Secured Notes Indenture contains affirmative and negative covenants consistent with those in the Exit Facility and the Secured Convertible Notes Indenture that, among other things, limit the ability of the Company and, in certain cases, certain of the Company’s subsidiaries to incur more indebtedness; pay dividends, redeem stock or make other distributions; make investments; grant or permit certain liens; transfer or sell assets; merge or consolidate; and enter into certain transactions with its affiliates. The Secured Notes Indenture contains certain events of default, including, without limitation, nonpayment of principal, nonpayment of fees, interest or other obligations after three business days, violations of the covenants (subject, in the case of certain affirmative covenants, to certain grace periods), and bankruptcy events of the Company or any of its subsidiaries.

The foregoing description of the Secured Notes Indenture is intended to be a summary only and is qualified in its entirety be reference to the full text of the Secured notes Indenture, which is attached to the Current Report on Form 8-K as Exhibit 4.2 and incorporated herein by reference.

Warrant Agreement

On the Effective Date and pursuant to the Plan and the Confirmation Order, the Company entered into a warrant agreement dated as January 23, 2024, (the “Warrant Agreement”) among the Company and Computershare Inc., a Delaware corporation and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company (collectively, in such capacity, the “Warrant Agent”). Pursuant to the Warrant Agreement, the Company was authorized to issue (i) an aggregate of 98,381,418 warrants, each exercisable for one share of New Common Stock at an exercise price of $6.81 per share (the “Tranche 1 Warrants”) and (ii) an aggregate of 81,984,644 warrants, each exercisable for one share of New Common Stock at an exercise price of $0.01 per share (the “Tranche 2 Warrants” and, together with the Tranche 1 Warrants, the “Warrants”). Pursuant to the Plan, holders of the Company’s previous common stock received, for each share of the Company’s previous stock held, 0.253244 Tranche 1 Warrants and 0.211037 Tranche 2 Warrants.

Each whole Tranche 1 Warrant entitles the registered holder to purchase one whole share of New Common Stock at an exercise price of $6.81 per share (the “Tranche 1 Exercise Price”). Each whole Tranche 2 Warrant entitles the registered holder to purchase one whole share of New Common Stock at an exercise price of $0.01 per share at any time following the time the volume weighted average price per share of New Common Stock equals or exceeds $8.72 per share on each trading day for 20 consecutive trading days (the “TEV Triggering Event”). The Tranche 1 Exercise Price and the price per share used to determine a TEV Triggering Event are subject to certain adjustments as set forth in the Warrant Agreement.

The Tranche 1 Warrants will expire on January 23, 2027, and the Tranche 2 Warrants will expire on January 23, 2029, each at 5:00 p.m., New York City time, or earlier upon the occurrence of certain events as set forth in the Warrant Agreement. The Warrant Agreement provides that the Warrant Agreement, with respect to the Tranche 1 Warrants or Tranche 2 Warrants, may be amended with the prior written consent of holders holding a majority of the shares then issuable upon exercise of the Tranche 1 Warrants or Tranche 2 Warrants then outstanding, as applicable; provided, however, that any amendment or supplement to the Warrant Agreement that would reasonably be expected to materially and adversely affect any right of a holder of Warrants shall require the written consent of such holder. In addition, the consent of each holder of Warrants affected shall be required for any amendment pursuant to which the applicable exercise price would be increased, the number of shares issuable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided in the Warrant Agreement) or the applicable expiration date would be revised to an earlier date; provided, however, that the Company and the Warrant Agent may amend the Warrant Agreement without the consent of holders of Warrants to (i) to cure any ambiguity; (ii) correct any defective provision; or (iii) make any other provisions with respect to matters or questions arising under the Warrant Agreement as long as the new provisions do not adversely affect (other than a de minimis adverse effect) the interest of holders of Warrants.

The Warrants may be exercised upon prior written notice of such election, payment of the applicable exercise price (together with any applicable taxes and governmental charges) and, with respect to Warrants held through the book-entry facilities of the Depository (as defined in the Warrant Agreement), surrender of the warrant certificate on or prior to the settlement date.

The Tranche 2 Warrants may be exercised on a cashless basis, pursuant to which the holder shall be entitled to receive a number of shares of New Common Stock equal to one share of New Common Stock multiplied by a fraction equal to (x) the fair market value (as of the business day immediately preceding the date on which the exercise notice was delivered) of one share of New Common Stock, minus the applicable exercise price, divided by (y) such fair market value. Holders of Warrants do not have the rights or privileges of holders of New Common Stock or any voting rights until they exercise their Warrants and receive shares of New Common Stock. After the issuance of shares of New Common Stock upon exercise of the Warrants, each holder will be entitled to the same rights as holders of New Common Stock.

Pursuant to the Warrant Agreement, holders of Warrants may exercise their Warrants only for a whole number of shares of New Common Stock. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, such fractional interest will be rounded to the next higher whole number of the number of shares of New Common Stock to be issued to the holder.

Subject to applicable law, any action or proceeding against the Company arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or any federal courts located in the State of New York, and the parties submit to such jurisdiction.

Effective January 24, 2024, the Nasdaq Stock Market LLC has approved listing of the Tranche 1 Warrants and Tranche 2 Warrants on the Nasdaq Global Market, which will trade under the symbols “CORZW” and “CORZZ,” respectively.

The foregoing description of the Warrant Agreement is intended to be a summary only and is qualified in its entirety by reference to the full text of the Warrant Agreement, which is attached to this Current Report on Form 8-K as Exhibit 4.3 and is incorporated herein by reference.

Contingent Value Rights Agreement

On the Effective Date, under the terms of the Plan, the Company entered into a contingent value rights agreement (the “Contingent Value Rights Agreement”) among (i) the Company and (ii) Computershare Inc., a Delaware corporation and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company (collectively, in such capacity, the “CVR Agent”). Pursuant to the Contingent Value Rights Agreement, the Company issued 51,783,625 contingent value rights (the “CVRs”) to holders of the Company’s April Convertible Notes and August Convertible Notes who received New Common Stock pursuant to the Convertible Noteholders Equity Distribution (in such capacity, the “Payees”) in an aggregate amount of 51,783,625 shares of New Common Stock (the “Corresponding New Common Stock”). The CVRs require the Company to make payments to each Payee, of:

(i)

at the first testing date, cash equal to such Payee’s pro rata share (the “Year 1 Contingent Payment Obligation”) of the lesser of (a) $43,333,333.33 and (b) the difference between (1) $260,000,000 and (2) the fair market value of the Corresponding New Common Stock (the “First Anniversary Payment Amount”); provided that the Year 1 Contingent Payment Obligation will be extinguished if the fair market value of the Corresponding New Common Stock is equal to or in excess of $260,000,000 with respect to the first testing date;

(ii)

at the second testing date, cash or New Common Stock (or a combination of cash and New Common Stock), in the Company’s sole discretion, equal to such Payee’s pro rata share (the “Year 2 Contingent Payment Obligation”) of the lesser of (a) $43,333,333.33 and (b) the difference between (1) $260,000,000 minus the First Anniversary Payment Amount and (2) the fair market value of the Corresponding New Common Stock (the “Second Anniversary Payment Amount”); provided that the Year 2 Contingent Payment Obligation will be extinguished if the fair market value of the Corresponding New Common Stock is equal to or in excess of $260,000,000 minus the First Anniversary Payment Amount, if any, with respect to the second testing date; and

(iii)

at the third testing date, cash or New Common Stock (or a combination of cash and New Common Stock), in the Company’s sole discretion, equal to such Payee’s pro rata share (the “Year 3 Contingent Payment Obligation”) of the lesser of (a) $43,333,333.33 and (b) the difference between (1) $260,000,000 minus the sum of the First Anniversary Payment Amount and the Second Anniversary Payment Amount and (2) the fair market value of the Corresponding New Common Stock

(the “Third Anniversary Payment Amount”); provided that the Year 3 Contingent Payment Obligation will be extinguished if the fair market value of the Corresponding New Common Stock is equal to or in excess of $260,000,000 minus (1) the First Anniversary Payment amount, if any and (2) the Second Anniversary Payment Amount, if any, with respect to the third testing date.

In each case, the fair market value of the Corresponding New Common Stock is determined by the product of (i) the volume weighted average of the closing price calculated based on the weighted average price in the consecutive 60-day period immediately prior to the applicable testing date, multiplied by (ii) Corresponding New Common Stock as of the applicable testing date.

The foregoing description of the Contingent Value Rights Agreement is intended to be a summary only and is qualified in its entirety by reference to the full text of the Contingent Value Rights Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.6 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Equity Interests

On the Effective Date, all equity interests in the Company that existed immediately prior to the Effective Date were cancelled, including the Company’s then-existing common stock and warrants, and the Company issued or caused to be issued the New Common Stock in accordance with the terms of the Plan.

Debt Securities and Agreements

On the Effective Date, the obligations of the Company under the Company’s April Convertible Notes, August Convertible Notes, replacement debtor-in-possession credit agreement, stock certificates, book entries, and any other certificate, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document, directly or indirectly, evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors giving rise to any claim or interest (except such certificates, notes or other instruments or documents evidencing indebtedness or obligations of, or interests in, the Debtors that are specifically reinstated pursuant to the Plan) were cancelled, and the duties and obligations of all parties thereto were deemed satisfied in full, canceled, released, discharged, and of no force or effect.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above relating to the Exit Credit Agreement, the New Miner Equipment Lender Agreements (Election 2), the Secured Convertible Notes Indenture and the Secured Notes Indenture is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

On the Effective Date, pursuant to the Plan, the Company issued, or will issue:

•	184,998,580 shares of New Common Stock;

•	180,366,062 Warrants;

•	Secured Convertible Notes in an aggregate principal amount of $260.0 million;

•	51,783,625 CVRs; and

•	GUC CVRs

The information set forth in Item 1.01 under the headings “Warrant Agreement,” “Secured Convertible Notes Indenture” and “Contingent Value Rights Agreement” and the information set forth in Item 8.01 under the heading “GUC Contingent Value Rights” is incorporated herein by reference. As of the Effective Date, pursuant to the Plan, the Company will issue 184,998,580 shares of New Common Stock and 180,366,062Warrants. The shares of New Common Stock and Warrants were or will be issued in transactions not involving an underwriter pursuant to and in accordance with section 1145 of the Bankruptcy Code. Further, shares of New Common Stock issuable upon the conversion or exercise, as applicable, of the New Secured Convertible Notes, the Warrants, the CVRs or the GUC CVRs would be issued in reliance upon the exemption provided by section 1145 of the Bankruptcy Code. For further information, see the Explanatory Note and Item 1.01 of this Current Report, which are incorporated herein by reference.

Item 3.03	Material Modifications to Rights of Security Holders.

Except as otherwise provided in the Plan and related documentation, all notes, equity, agreements, instruments, certificates and other documents evidencing any claim against or interest in the Debtors (except such certificates, notes or other instruments or documents evidencing indebtedness or obligations of, or interests in, the Debtors that are specifically reinstated pursuant to the Plan) were cancelled on the Effective Date and the obligations of the Debtors thereunder or in any way related thereto were released and discharged. For further information, see the Explanatory Note and Items 1.01, 1.02, 3.02, 5.01 and 5.03 of this Current Report, which are incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

On the Effective Date, all previously existing common stock of the Company was cancelled and the Company issued the New Common Stock. Unless specifically reinstated pursuant to the Plan, then-existing Claims and Interests were extinguished and, in full and final satisfaction of such Claims and Interests, as a percentage of the shares of New Common Stock deemed outstanding pursuant to the Plan, holders of (i) Convertible Notes Secured Claims received 28.4% of the outstanding shares of New Common Stock, (ii) Miner Equipment Lender Secured Claims received approximately 20.3% of the outstanding shares of New Common Stock, (iii) General Unsecured Claims received 10.9% of the outstanding shares of New Common Stock and (iv) Existing Common Interests received 21.0% of the outstanding shares of New Common Stock. Participants in the Equity Rights Offering, including those who received a Backstop Commitment Premium, received 9.6% of the outstanding shares of New Common Stock. Further, Bitmain (as defined below) will receive 5.8% of the outstanding shares of New Common Stock, and holders of certain Claims or Interests, pursuant to the Plan, will receive the remaining 4.0% of outstanding shares of New Common Stock after the Effective Date. In each case, such shares of New Common Stock are subject to dilution by awards issuable under the Management Incentive Plan (as defined below), and shares of New Common Stock issuable upon conversion or exercise of the Secured Convertible Notes, the Warrants, the Contingent Value Rights, the GUC CVRs and (if any) the OGE Settlement Shares (as defined below).

For further information, see items 1.01, 1.02 and 3.02 of this Current Report on Form 8-K, which are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On the Effective Date, in accordance with the Plan, Michael Levitt, Darin Feinstein, Jarvis Hollingsworth, Matthew Minnis, Neal Goldman and Kneeland Youngblood resigned from the board of directors (the “Board”). There were no known disagreements between such directors and the Company which led to their respective resignations from the Board.

As of the Effective Date, the Board consists of the following seven directors, who were appointed in accordance with the Plan: Adam Sullivan, Todd Becker, Jeffrey Booth, Jordan Levy, Jarrod Patten, Yadin Rozov and Eric Weiss (collectively, the “New Board Members”). Adam Sullivan has served as President of the Company since May 15, 2023, and as Chief Executive Officer of the Company since August 2, 2023. All New Board Members, with the exception of Adam Sullivan, are independent as defined under Nasdaq Rule 5605(a)(2) and, with respect to all members of the Audit Committee, SEC Rule 10A-3(b)(1).

As of the Effective Date, (i) Todd Becker, Jeffrey Booth, Jordan Levy, Jarrod Patten, Yadin Rozov and Eric Weiss will each serve on the Board’s (a) Nominating Corporate Governance Committee and (b) Compensation Committee, and (ii) Todd Becker, Jeffrey Booth, Jarrod Patten, Yadin Rozov and Eric Weiss will each serve on the Board’s Audit Committee.

The New Board Members were selected as directors in accordance with the terms of the Plan and the Confirmation Order, which provide for a Board of seven members and three classes of directors, including (i) Class 1, consisting of Adam Sullivan, as Chief Executive Officer of the Company, and Jarrod Patten, selected by the Equity Committee; (ii) Class 2, consisting of Jeff Booth and Eric Weiss, each selected by the Equity Committee; and (iii) Class 3, consisting of Todd Becker, Jordan Levy and Yadin Rozov, each selected by the Ad Hoc Noteholder Group.

As compensation for their services as directors, the Company will pay the New Board Members an annual cash fee of $100,000. New Board members will also be eligible to receive $150,000 in restricted stock units of the Company, subject to the approval of an equity incentive plan for which directors are eligible to participate. Further, the chair of the Board will receive additional compensation of $50,000, the chair of the Audit Committee and the chair of the Compensation Committee will receive additional compensation of $25,000, and the chair of the Nominating Corporate Governance Committee (if not the chair of the Board) will receive additional compensation of $10,000. The Company expects to enter into customary indemnification agreements with the New Board Members.

There are no family relationships between the New Board Members and the Company’s existing officers. There has been no transaction, nor is there any currently proposed transaction, between the New Board Members and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Effective Date, in accordance with the Plan, the Company will file the Third Amended and Restated Certificate of Incorporation (the “COI”) with the Secretary of State of the State of Delaware and adopt the Second Amended and Restated Bylaws (the “Bylaws”).

Third Amended and Restated Certificate of Incorporation

New Common Stock and Preferred Stock

The Company is authorized to issue 10,000,000,000 shares of New Common Stock and 2,000,000,000 shares of preferred stock (the “Preferred Stock”), each having a par value of $0.00001 per share. The rights and preferences of the New Common Stock shall at all times be subject to the rights of the Preferred Stock as may be set forth in one more certificates of designations filed with the Secretary of State of the State of Delaware from time to time in accordance with the Delaware General Corporate Law (the “DGCL”) and the COI.

The number of authorized shares of Preferred Stock and New Common Stock may be increased or decreased from time to time by the affirmative vote of the holders of at least a majority of the voting power of the Company’s then outstanding shares of stock entitled to vote thereon, voting together as a single class, and no vote of the holders of any of the New Common Stock or the Preferred Stock voting separately as a class or series shall be required therefor.

The COI authorized the Board to provide for the issuance of a share or shares of Preferred Stock in one or more series and to fix for each such series (i) the number of shares constituting such series and the designation of such series, (ii) the voting powers (if any) of the shares of such series, (iii) the powers, preferences, and relative, participating, optional or other special rights of the shares of each such series, and (iv) the qualifications, limitations, and restrictions thereof. The authority of the Board with respect to the Preferred Stock shall include, but not be limited to, determination of (i) the number of shares constituting any series, (ii) the dividend rate or rates on the shares of any series, (iii) the voting rights, if any, of such series and the number of votes per share, (iv) conversion privileges, (v) whether the shares of any series shall be redeemable, (vi) whether any series shall have a sinking fund for the redemption or purchase of shares of such series, (vii) the rights of the shares in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company and (viii) any other powers, preferences, rights, qualifications, limitations and restrictions of any series.

Board of Directors

The number of directors constituting the Board shall be seven members, which seven members shall be divided into three classes designated Class 1, Class 2 and Class 3. Class 1 shall consist of two directors, Class 2 shall consist of two directors and Class 3 shall consist of three directors. Except as otherwise provided in the COI, directors shall be elected by a plurality of the votes cast by the holders of shares present in person or represented by proxy at the meeting of stockholders and entitled to vote thereon. The chairperson of the Board shall be determined by the affirmative vote of a majority of the directors without giving effect to the vote of the director selected as the new chairperson.

On the Effective Date, the term of office of the initial Class 1 directors shall expire at the first annual meeting of stockholders held after the Effective Date; the term of office of the initial Class 2 directors shall expire at the second annual meeting of stockholders held after the Effective Date; and the term of office of the initial Class 3 directors shall expire at the third annual meeting of stockholders held after the Effective Date. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected to hold office until the third annual meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal. Any director or the entire Board may be removed from office only for cause by the affirmative vote of the holders of at least a majority of the shares of capital stock of the Company entitled to vote on the election of such directors.

If any Class 3 director resigns or is removed from the Board for any reason including due to death or disability or for cause prior to the later of (a) the date of the 2027 annual meeting of stockholders and (b) the date on which no Secured Notes and no Secured Convertible Notes remain outstanding, any replacement for such director shall be chosen from a list of nominees provided by the Ad Hoc Noteholder Group to the Company on or prior to the Effective Date and, if none of the nominees on such list are available, such replacement shall be selected by a majority vote of the directors and shall be acceptable to the remaining Class 3 directors; provided that if any Class 2 director or the Class 1 director chosen by the Equity Committee (collectively, the “Equity Committee Directors”) resigns or is removed from the Board for any reason including due to death or disability or for cause prior to the date of the 2026 annual meeting of stockholders, in the case of the Class 2 directors or the 2025 annual meeting of stockholders in the case of the Class 1 director chosen by the Equity Committee, such replacement shall be chosen from a list of nominees provided by the Equity Committee to the Company prior to the Effective Date and, if none of the nominees on such list are available, such replacement shall be selected by a majority vote of the directors and shall be acceptable to the remaining Equity Committee Directors.

Bylaw Amendments

For so long as the Secured Convertible Notes, Secured Notes, and/or Contingent Value Rights remain outstanding, any amendment or repeal of Sections 5(a) or 24(a) of the Bylaws or Section F of Article IV or Section D of Article VIII of the COI shall also require the vote of at least two Class 2 directors and at least two Class 3 directors.

Stockholder Actions

No action shall be taken by the stockholders of the Company except at an annual or special meeting of stockholders called in accordance with the Bylaws and no action shall be taken by the stockholders by written consent.

Liability and Indemnification

Under the COI, the liability of each director and officer of the Company for monetary damages shall be eliminated to the fullest extent permitted under applicable law, and no director of officer of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption is not permitted under the DGCL. To the fullest extent permitted by applicable law, the Company is authorized to provide indemnification of directors, board observers, officers and agent of the Company.

COI Amendments

For so long as the Secured Convertible Notes, Secured Notes, and/or Contingent Value Rights remain outstanding, the affirmative vote of at least two Class 2 directors and at least two Class 3 directors is required to alter, amend or repeal Articles V, VII, and VIII of the COI.

Settlement of Disputed Claims

The affirmative vote of at least two Class 2 directors and two Class 3 directors is required for any settlement of Disputed Claims in Class 8A, Class 8B or Class 11 of the Plan if such settlement is in excess of $1,000,000.

Filing of Voluntary Petition under the Bankruptcy Code

The affirmative vote of at least two Class 2 directors and two Class 3 directors is required to authorize the filing of a voluntary petition under the Bankruptcy Code prior to the later of (x) three years from the Effective Date and (y) the date on which no Secured Notes or Secured Convertible Notes remain outstanding. At any time between the three year anniversary of the Effective Date and the four year anniversary of the Effective Date, the affirmative vote of all directors other than the director serving as Chief Executive Officer of the Company shall be required to authorize the filing of a voluntary petition under the Bankruptcy Code.

Issuance of Non-voting Equity Securities

The Company shall not issue nonvoting equity securities (as such term is defined in Section 101(16) of the Bankruptcy Code) (which shall be deemed not to include warrants or options or similar instruments to purchase equity of the Company or any equity security issued pursuant to the Plan; provided, however, the foregoing restriction shall (a) have no further force and effect beyond that required under Section 1123(a)(6) of the Bankruptcy Code, (b) only have such force and effect for so long as Section 1123 of the Bankruptcy Code is in effect and applicable to the Company, and (c) in all events may be amended or eliminated in accordance with applicable law as from time to time may be in effect.

This summary of the COI is qualified in its entirety by reference to the full text of the COI, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Second Amended and Restated Bylaws

Annual Meetings

The first annual meeting of the stockholders shall be held on a date at least fifteen months after the Effective Date, and each subsequent annual meeting of the stockholders shall be held on a date as close as practicable to twelve months after the immediately preceding annual meeting of stockholders, except with respect to the second and third annual meetings, which shall be held on a date at least twelve months after the immediately preceding meeting of stockholders.

Special Meetings

The Bylaws allow a special meeting to be called by, among others, stockholders of record who own, in the aggregate, at least 20.0% of the voting power of the outstanding shares of the Company then entitled to vote on the matter or matters to be brought before the proposed special meeting.

Quorum and Vote Required

Except as otherwise provided in the COI, the Bylaws, or by statute or applicable stock exchange rules, in all matters other than the election of directors, the affirmative vote of the holders of a majority of the votes cast on such matter shall be the act of the stockholders. A majority of votes cast means that the number of shares voted “for” a matter must exceed the number of votes cast “against” that matter (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against”).

Fees and Compensation

Directors are entitled to compensation for their services on the Board or any committee thereof as may be approved by the Board, or a committee thereof to which the Board has delegated such responsibility and authority, including, if so approved, by resolutions of the Board or a committee thereof to which the Board has delegated such responsibility and authority, including, without limitation, a fixed sum and reimbursement of expenses incurred, if any, for attendance at each regular or special meeting of the Board and at any meeting of a committee of the Board, as well as reimbursement for other reasonable expenses incurred with respect to duties as a member of the Board or any committee thereof; provided that prior to the four year anniversary of the Effective Date, (i) any increases in cash compensation in the aggregate of more than twenty-five percent (25.0%) of the cash compensation as of the

Effective Date shall require the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class and (ii) any increases in equity compensation shall require the affirmative vote of at least two Class 3 directors. The foregoing does not preclude any director from serving the Company in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

Organization

At every meeting of the directors, in the event that both the Chairperson of the Board or lead independent director of the Board has not been appointed or is absent, a chairperson of the meeting chosen by a majority of the directors present shall preside over the meeting.

This summary of the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, which is attached to this Current Report on Form 8-K as Exhibit 3.2 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On January 22, 2024, the Company shared a presentation summarizing certain aspects of the Company’s emergence from the Chapter 11 Cases on the Company’s website. The presentation is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

Also, on January 23, 2024, the Company issued a press release announcing its emergence from the Chapter 11 Cases. A copy of the press release is furnished as Exhibit 99.3 and incorporated herein by reference.

The presentation does not constitute an offer to sell or the solicitation of an offer to buy any security, nor does it constitute an offer or commitment to lend, syndicate or arrange a financing, underwrite or purchase or act as an agent or advisor or in any other capacity with respect to any transaction, or commit capital, or to participate in any trading strategies, and does not constitute legal, regulatory, accounting or tax advice to the recipient. The presentation does not constitute and should not be considered as any form of legal or financial opinion or recommendation by the Company or any of its affiliates. The presentation is not a research report nor should it be construed as such.

The presentation, including any projections and forecasts, was not prepared with a view toward public disclosure or compliance with the published guidelines of the Securities and Exchange Commission (the “SEC”) or the guidelines established by the Public Company Accounting Oversight Board and should not be relied upon to make an investment decision with respect to the Company. The presentation does not purport to present the Company’s financial condition in accordance with GAAP. The Company’s independent registered public accounting firm has not examined, compiled or otherwise applied procedures to the presentation and, accordingly, does not express an opinion or any other form of assurance with respect to this document. Any projections or forecasts were prepared for internal use, capital budgeting and other management decisions and are subjective in many respects. Any such projections or forecasts reflect numerous assumptions made by management of the Company with respect to financial condition, business and industry performance, general economic, market and financial conditions, and other matters, all of which are difficult to predict, and many of which are beyond the Company’s control. The disclosure of the presentation should not be regarded as an indication that the Company or its affiliates or representatives consider the presentation to be a reliable prediction of future events, and the presentation should not be relied upon as such. The statements in this document speak only as of the date such statements were made, or any earlier date indicated therein. Neither the Company nor any of its affiliates or representatives has made or makes any representation to any person regarding the ultimate outcome of the foregoing, and none of them undertakes any obligation to publicly update this document to reflect circumstances existing after the date when this document was made available to stakeholders or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying this document are shown to be in error. The statements provided in the presentation are subject to all of the cautionary statements and limitations described in the presentation, including those under the caption “Forward-Looking Statements” within the presentation and the risk factors in the Company’s SEC filings.

In accordance with General Instruction B.2 of Form 8-K, the information being furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.2 and 99.3, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

Management Incentive Plan

In accordance with the Plan, the Board will adopt an equity-based management incentive plan (the “Management Incentive Plan”), under which up to ten percent of the New Common Stock issued and outstanding, on a fully diluted basis, on the date of the Effective Date may be issued to members of the Company’s management. The Confirmation Order authorized and approved any (i) necessary action with respect to the Management Incentive Plan and (ii) reservation for issuance or share issuances pursuant to the Management Incentive Plan.

The Board will adopt the Management Incentive Plan on or as soon as reasonably practicable after the Effective Date, but in any event no later than ninety days after the Effective Date. The participants in the Management Incentive Plan, the timing and allocations of the awards to participants, and the other terms and conditions of such awards (including, but not limited to, vesting, exercise prices, base values, hurdles, forfeiture, repurchase rights and transferability) shall be determined by the New Board in its discretion.

GUC Contingent Value Rights

On the Effective Date, pursuant to the Plan, the Company issued (i) 20,232,308 shares of New Common Stock, with an aggregate value, based on Plan Value, of $101,584,257, to holders of Allowed General Unsecured Claims (the “GUC Equity Distribution”) and (ii) contingent value rights (the “GUC CVRs”) to Holders of Allowed General Unsecured Claims (in such capacity, the “GUC Payees”).

Within 45 days of the GUC CVR Testing Date (as defined below), the Company will be required to pay to each GUC Payee New Common Stock in an amount equal to the lesser of (i) such GUC Payee’s pro rata share of the New Common Stock with an aggregate value, based on Plan Value, of $7,100,000 and (ii) the difference between (a) the GUC Equity Distribution at Plan Value and (b) the value of the GUC Equity Distribution as implied by the volume weighted average of the closing price of the GUC Equity Distribution during the 60 trading days prior to the GUC CVR Testing Date; provided that, to the extent that the value of the GUC Equity Distribution, as implied by the volume weighted average of the closing price during any 20 trading days over any consecutive 30 trading day period during the GUC CVR Testing Period, is equal to or in excess of the GUC Equity Distribution at Plan Value, the Company shall not owe any amounts to the GUC Payees and the GUC CVRs shall be immediately extinguished.

The testing period (the “GUC CVR Testing Period”) began on the Effective Date and will end on the date that is 18 months following the Effective Date (the “GUC CVR Testing Date”).

Bitmain Transaction

On January 4, 2024, the Bankruptcy Court entered an order authorizing the Company’s entry into an Asset Purchase Agreement, dated as of September 5, 2023, and, as amended on November 6, 2023 (together, the “APA”) by and between the Company, as purchaser, and Bitmain Technologies Delaware Limited, as vendor (“Bitmain”). Pursuant to the APA, the Company will pay Bitmain $23,100,000 in cash and, within five business days after the Effective Date, $53.9 million of New Common Stock (as of the Effective Date), in an aggregate amount of 10,735,143 shares (the “Bitmain Shares”), in exchange for 27,000 S19J XP 151 TH bitcoin mining servers, which Bitmain has delivered to the Company.

Pursuant to the APA, the Company agreed to promptly, but in no event later than 35 days following delivery of the Bitmain Shares, file a registration statement (the “Registration Statement”) with the SEC covering the resale of the Bitmain Shares, and to promptly cause the Registration Statement to be declared effective by the SEC as soon as practicable, but in no event later than 90 calendar days following the filing of the Registration Statement. The Company also agreed to use its commercially reasonable efforts to ensure that the Registration Statement remains effective until the earlier of (i) the date that all Bitmain Shares have been sold pursuant to the Registration Statement or Rule 144 under the Securities Act (“Rule 144”) or (ii) the date that all Bitmain Shares may be sold by Bitmain by Bitmain or an entity controlled by Bitmain pursuant to Rule 144 without the need to comply with the volume, manner-of-sale or the current public information requirements of Rule 144.

This summary of the APA does not purport to be complete and is qualified in its entirety by reference to the full text of the APA, which is attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, and incorporated herein by reference.

OGE Settlement

On January 24, 2024, the Bankruptcy Court entered an order authorizing a settlement whereby, among other things (i) Oklahoma Gas & Electric Company (“OGE”) will sell, as soon as reasonably and commercially possible, the New Common Stock received on account of OGE’s unsecured Claim asserted in the Chapter 11 Cases, (ii) to the extent the fair market value of the New Common Stock received and sold by OGE is less than $4.8 million (the amount of such difference the “OGE Shortfall”), the Company will pay such difference within 90 days following OGE’s receipt of such New Common Stock and (iii) the Company will issue to holders of Convertible Notes Claims shares of New Common Stock in an amount equal to the OGE Shortfall (if any) multiplied by 28.4% (the “OGE Settlement Shares”); provided, that if OGE has not sold such New Common Stock prior to February 29, 2024, solely for purposes of determining the extent to which the Company is required to distribute the OGE Settlement Shares, any OGE Shortfall shall be calculated based on the volume-weighted average price of such New Common Stock for the 20 trading days period (or, if there are not 20 trading days, such lesser period) immediately preceding February 29, 2024. Holders of Convertible Notes Claims who receive OGE Settlement Shares, if any, will be granted customary “piggyback rights” with respect to the Registration Statement filed in relation to the Bitmain Shares, subject to delivery of customary stockholder information and questionnaires to the Company.

Cautionary Statement Regarding Forward-Looking Information

This Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, which could include, but are not limited to, the following: risks and uncertainties relating to the Company’s ability to achieve significant cash flows from operations; the effects of the emergence from the Chapter 11 Cases on the Company’s liquidity, results of operations and business; the trading price and volatility of the Company’s common stock; the comparability of the Company’s post-emergence financial results to its historical results and the projections filed with the Bankruptcy Court; changes in the Company’s business strategy and performance, including as a result of changes to the Company’s Board or management; the possibility that the Company may be unable to achieve its business and strategic goals even now that the Plan is successfully consummated; the Company’s post-bankruptcy capital structure; attraction and retention of key personnel following emergence from the Chapter 11 Cases; the Company’s ability to achieve expected benefits from restructuring activities; restrictions on the Company’s operations contained in the agreements governing the Company’s indebtedness; the Company’s ability to generate sufficient cash to reduce its indebtedness and its potential need and ability to incur further indebtedness; actions taken by third parties, including the Company’s creditors and other stakeholders, as well as other risk factors set forth in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. These statements are provided for illustrative purposes only and are based on various assumptions, whether or not identified in this Current Report on Form 8-K, and on the current expectations of the Company’s management. These forward-looking statements are not intended to serve, and must not be relied on by any investor, as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including those identified in the Company’s reports filed with the U.S. Securities & Exchange Commission, and if any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

2.1	Confirmation Order, dated January 16, 2024 (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on January 17, 2024).

3.1	Third Amended and Restated Certificate of Incorporation of Core Scientific, Inc.

3.2	Second Amended and Restated Bylaws of Core Scientific, Inc.

4.1	Secured Convertible Notes Indenture, dated as of January 23, 2024, by and among the Company, as issuer, the guarantors named therein and Wilmington Trust, National Association, as Trustee and Collateral Agent.*

4.2	Secured Notes Indenture, dated as of January 23, 2024, by and among the Company, as issuer, the guarantors named therein and Wilmington Trust, National Association as Trustee and Collateral Agent.*

4.3	Warrant Agreement, dated as of January 23, 2024, by and among the Company, Computershare Inc., a Delaware corporation and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company, as Warrant Agent.

10.1	Asset Purchase Agreement, dated as of September 5, 2023, by and between Bitmain and the Company.*

10.2	Amendment to Asset Purchase Agreement, dated as of November 6, 2023 by and between Bitmain and the Company.*

10.3	Exit Credit Agreement, dated as of January 23, 2024, by and the Company, as borrower, the guarantors named therein, the lenders party thereto and Wilmington Trust, National Association, as Administrative Agent and Collateral Agent.*†

10.4	Equipment Loan and Security Agreement, dated as of January 23, 2024, by and between Blockfi Lending LLC, as lender, and the Company, as borrower.†

10.5	Equipment Loan and Security Agreement, dated as of January 23, 2024, by and between Stonebriar Commercial Finance LLC, as lender, and the Company, as borrower.†

10.6	Contingent Value Rights Agreement, dated as of January 23, 2024, by and among the Company, Computershare Inc., a Delaware corporation and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company.

99.1	Debtors’ Fourth Amended Joint Chapter 11 Plan of Reorganization of Core Scientific, Inc. and its Affiliated Debtors (with Technical Modifications), dated January 15, 2024 (incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K filed on January 17, 2024).

99.2	Presentation.

99.3	Press Release, dated January 23, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain information has been omitted from this filing pursuant to Item 601(a)(6) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

†

Certain schedules or exhibits have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Scientific, Inc.

Date: January 25, 2024	By:	/s/ Todd M. DuChene
Name: Todd M. DuChene
Title: Chief Legal Officer and Chief Administrative Officer